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                                                                   EXHIBIT 10.10

                            LOAN EXTENSION AGREEMENT

         This Loan Extension Agreement ("Agreement") entered into this first day of April, 2001, by and between Kosti Shirvanian ("Shirvanian"), Komar Investments, a California limited liability company ("Komar") and SATX, Inc., a Nevada corporation ("SATX" or the "Corporation").

         From time to time, dating back to 1997, Shirvanian and Komar have loaned money to SATX which has been utilized by the Corporation primarily for working capital. Each of these loans is now due and payable by the Corporation. The loans and the total amount due thereunder, including interest is as follows.

                  Lender            Loan Date         Amount Due
                  ------            ---------         ----------

                  Komar              6/21/99           $484,000
                  Shirvanian         6/20/97           $137,499
                  Shirvanian         5/14/99           $195,200
                  Shirvanian         6/1/99            $ 50,000
                  Shirvanian         7/15/99           $ 37,800
                  Shirvanian         2/1/01            $ 14,000

Shirvanian and Komar are willing to extend the term of the aforementioned loans to allow SATX an additional period of time to pay the full amount of principal and all accrued and unpaid interest due on the following terms and conditions.

         AMOUNT DUE. Komar and SATX agree that the total amount due Komar is $484,000.00. Shirvanian and SATX hereby agree that the total amount due Shirvanian is $434,499.00.

         PROMISSORY NOTES. SATX shall execute the Promissory Notes attached hereto as Exhibits "A" and "B" and by this reference incorporated herein. SATX further agrees to be bound by the terms and conditions set forth therein. Upon execution of the Promissory Notes, all prior promissory notes executed by SATX in favor of Komar or Shirvanian shall be deemed canceled and shall be considered void and of no legal force or effect.

         CONSIDERATION FOR EXTENSION. As and for consideration for extending the period of time in which SATX must repay said loans, SATX hereby grants Shirvanian the right to purchase up to 5,000,000 shares of the common stock of SATX for the price of $.05 per share. In order to exercise said right, Shirvanian must notify the Corporation in writing of his intent to purchase the shares, or any portion thereof, no later than the close of business (5 p.m. EDT) on May 15, 2001. Said notification must be accompanied by cash or check for the full purchase price of the shares.


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         NOTICES. All notices required hereunder shall be sent to the party at the addresses specified in Section 7 of Exhibits "A" and "B" which shall also govern the method of delivery and receipt thereof.

         GOVERNING LAW. This Agreement is executed under and is to be construed and enforced in accordance with the laws of the State of Georgia, without regard to principles of conflict, including matters of construction, validity and performance.

         ARBITRATION. Any action to enforce or interpret this Agreement or to collect money due under the terms of either Exhibit "A" or "B" shall be settled by arbitration by sending a written demand detailing the nature of the matter to be resolved by arbitration to the other party. The arbitration shall be conducted in Atlanta, Georgia. The parties agree that the arbitrator shall be empowered to fashion either a legal or equitable remedy or any combination thereof to resolve the dispute. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration. The parties shall share equally all initial costs of the arbitration. All decisions of the arbitrator shall be final and binding on the parties. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof.

         ENTIRE AGREEMENT. This Agreement, together with Exhibits "A" and "B" attached hereto, constitutes the whole and entire agreement of the parties with respect to the subject matter of this Agreement, and it shall not be modified or amended in any respect except by a written instrument executed by all the parties.

         SEVERABILITY. If any provision of this Agreement or the application of any of its provisions to any party or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of the provisions to the other parties shall remain valid and in full force and effect.

         BINDING ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, personal representatives and permitted successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

SATX, Inc.                                   Komar Investments, LLC


By:                                          By:
   ----------------------------------           --------------------------------
         Terry Colbert, CEO                       Kosti Shirvanian, President


                        -------------------------------
                                Kosti Shirvanian